Press Release

RLJ Lodging Trust Reports Fourth Quarter and Full Year 2021 Results

- December 2021 RevPAR achieved 87% of 2019
- RevPAR recovery to 2019 improved sequentially each month of the quarter
- Accretively match funded 2021 acquisitions with disposition proceeds
- Refinanced $1.3 billion of debt in 2021

Bethesda, MD, February 23, 2022 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months and year ended December 31, 2021.

Fourth Quarter Highlights
•Portfolio pro forma RevPAR of $101.33, representing over 75% of 2019 levels
•Revenue of $238.1 million
•Net loss attributable to common shareholders $34.0 million
•Net loss per share attributable to common shareholders of $0.21
•Adjusted EBITDA of $54.7 million
•Adjusted FFO per diluted common share and unit of $0.14
•Acquired AC Hotel Boston Downtown and Moxy Denver Cherry Creek
•Sold the DoubleTree Hotel Metropolitan New York City

Full Year Highlights
•Acquired hotels in Atlanta, Boston, and Denver for aggregate purchase price of $198.3 million
•Sold seven hotels for gross proceeds of $208.5 million
•Portfolio pro forma RevPAR of $85.54
•Revenue of $785.7 million
•Net loss attributable to common shareholders of $330.3 million
•Net loss per share attributable to common shareholders of $2.01
•Adjusted EBITDA of $162.0 million
•Adjusted FFO per diluted common share and unit of $0.19
•Refinanced over $1.0 billion of debt, increasing flexibility, laddering maturities, and reducing cost of debt
•Amended corporate credit facilities to extend covenant waivers, add extension options for 2023 maturing term loans and increase acquisition capacity
•Ended 2021 with approximately $665.3 million of unrestricted cash and over $1.0 billion of liquidity

“We were pleased that the industry recovery accelerated throughout 2021 and exceeded our expectations, with the fourth quarter moving closer to 2019 as a result of continued strength in leisure and further recovery in urban markets,” commented Leslie D. Hale, President and Chief Executive Officer. “Against this improving backdrop, we executed all of our strategic objectives, including achieving strong operating performance, generating positive cash flow, acquiring three high-quality hotels that were accretively match-funded with disposition proceeds, making significant progress on our internal growth catalysts, and further strengthening our balance sheet. Looking ahead, our urban-centric portfolio is well-positioned to benefit from the widely expected recovery in business travel during 2022, as supported by the momentum we are seeing in booking trends throughout the year, which is already emerging in February.”

The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in millions, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Operational Overview: (1)
Pro forma ADR	$162.86	$111.51	$148.62	$143.84
Pro forma Occupancy	62.2%	34.9%	57.6%	34.0%
Pro forma RevPAR	$101.33	$38.96	$85.54	$48.94

Financial Overview:
Total Revenues	$238.1	$91.1	$785.7	$473.1
Pro forma Hotel Revenue	$240.3	$89.6	$790.2	$458.8

Net Loss	($27.9)	($87.9)	($311.1)	($408.8)

Pro forma Hotel EBITDA	$64.8	($3.9)	$204.1	$5.0
Pro forma Hotel EBITDA Margin	27.0%	(4.4)%	25.8%	1.1%
Adjusted EBITDA (2)	$54.7	($12.8)	$162.0	($41.1)

Adjusted FFO	$22.6	($45.6)	$31.4	($161.4)
Adjusted FFO Per Diluted Common Share and Unit	$0.14	($0.28)	$0.19	($0.98)

Note:
(1) Pro forma statistics reflect the Company's 97 hotel portfolio as of December 31, 2021.
(2) Adjusted EBITDA for the three months ended December 31, 2021 and 2020 included net losses of $2.0 million and $3.8 million, respectively, from sold hotels and $0.8 million in income and $0.4 million of net losses, respectively, from acquired hotels. Adjusted EBITDA for the twelve months ended December 31, 2021 and 2020 included $8.7 million and $17.8 million, respectively, of net losses from sold hotels and $3.6 million in income and $1.4 million of net losses, respectively, from acquired hotels.

Operational Update
The Company’s portfolio generated pro forma RevPAR of $101.33 during the fourth quarter, representing over 75% of the comparable period of 2019. Despite the rise in Omicron cases, pro forma RevPAR in December achieved 87% of 2019 levels, representing the highest level to 2019 since the onset of COVID-19. During the fourth quarter, the Company continued to benefit from healthy leisure demand and sequential improvement in both business transient and group demand relative to the third quarter of 2021. The continuation of these improving trends, combined with stringent cost containment initiatives, enabled the Company to generate positive cash flow for both the fourth quarter and full year.

Acquisitions
In 2021, the Company acquired three high-quality hotels in Atlanta, Boston and Denver for an aggregate purchase price of $198.3 million. The 2021 acquisitions included the following:
•In August 2021, the Company completed the acquisition of the newly built, 186-room Hampton Inn & Suites Atlanta Midtown for a purchase price of $58.0 million, or approximately $312,000 per key. Upon stabilization, the Company expects the hotel to generate an estimated 8.0% to 8.5% NOI yield.
•In October 2021, the Company completed the acquisition of the recently built 205-room AC Hotel Boston Downtown for a purchase price of $89.0 million, or approximately $434,000 per key. Upon stabilization, the Company expects the hotel to generate an estimated 7.5% to 8.0% NOI yield.
•In December 2021, the Company completed the acquisition of the recently built 170-room Moxy Denver Cherry Creek for a purchase price of $51.3 million, or approximately $301,000 per key. As part of the transaction, the Company assumed $25.0 million of nonrecourse secured debt. Upon stabilization, the Company expects the hotel to generate an estimated 8.0% to 8.5% NOI yield.

Moxy Denver Cherry Creek         AC Hotel Boston Downtown         Hampton Inn & Suites Atlanta Midtown

Dispositions
In 2021, the Company sold seven properties for total gross proceeds of $208.5 million at a blended 2019 Hotel EBITDA multiple of 30x including capital expenditures. The 2021 dispositions included the following:
•112-room Courtyard Houston Sugarland in January 2021
•130-room Residence Inn Chicago Naperville in May 2021
•78-room Residence Inn Indianapolis Fishers in May 2021
•94-room Fairfield Inn & Suites Chicago Southeast Hammond in July 2021
•78-room Residence Inn Chicago Southeast Hammond in August 2021
•85-room Courtyard Chicago Southeast Hammond in August 2021
•764-room DoubleTree Hotel Metropolitan New York City in December 2021

The Company sold the 764-room DoubleTree Hotel Metropolitan New York City in December 2021 for a gross sales price of $169.0 million. During the fourth quarter, the property incurred a loss of approximately $2.0 million which is reflected in the Company's fourth quarter Adjusted EBITDA. Following this disposition, the Company owns two hotels in New York City, representing less than 3.5% of the Company’s pro forma 2019 Hotel EBITDA.

Balance Sheet
In 2021, the Company refinanced or extended over $1.3 billion of debt, resulting in a reduction of interest expense and an improved debt maturity profile. These transactions included the following:
•Raised $1.0 billion through two senior note offerings, including $500.0 million of senior secured notes that mature in 2026 and bear interest at a fixed rate of 3.75% and $500.0 million of senior secured notes that mature in 2029 and bear interest at a fixed rate of 4.00%;
•Used senior secured note proceeds to repay 2022 and a portion of 2023 maturing debt and fully redeem the $475.0 million 6.00% FelCor senior notes;
•Extended the maturity date of a $100.0 million term loan to June 2024;
•Added a one-year extension option on $225.0 million of our 2023 maturing term loans; and
•Amended our corporate credit agreements to extend covenant waivers through the first quarter of 2022, increase our acquisition capacity to $450.0 million and add flexibility to retain certain proceeds.

As of December 31, 2021, the Company had $665.3 million of unrestricted cash, $400.0 million in capacity under its revolving credit facility ("Revolver"), no debt maturities until 2023 and $2.4 billion of debt outstanding.

In February 2022, the Company repaid the remaining $200.0 million outstanding on its Revolver and currently has the full $600.0 million of available capacity.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.01 per common share of beneficial interest in the fourth quarter. The dividend was paid on January 18, 2022, to shareholders of record as of December 31, 2021. For the year ended December 31, 2021, the Company declared total dividends of $0.04 per common share of beneficial interest.

The Company's Board of Trustees declared a preferred dividend of $0.4875 on its Series A cumulative convertible preferred shares. The dividend was paid on January 31, 2022, to shareholders of record as of December 31, 2021. For the year ended December 31, 2021, the Company declared total dividends of $1.95 per Series A cumulative convertible preferred share.

2022 Outlook
Given the continued uncertainties related to the ongoing COVID-19 pandemic and its impact on travel, the Company is unable to provide a future outlook at this time.
Earnings Call
The Company will conduct its quarterly analyst and investor conference call on February 24, 2022, at 10:00 a.m. (Eastern Standard Time). The conference call can be accessed by dialing (877) 407-3982 or
(201) 493-6780 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and pro forma operating statistics, which is available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio currently consists of 97 hotels with approximately 21,500 rooms, located in 22 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, measures being taken in response to the COVID-19 pandemic, and the impact of the COVID-19 pandemic on our business, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty and a worsening of global economic conditions or low levels of economic growth; the duration and scope of the COVID-19 pandemic and its impact on the demand for travel and on levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, the impact of the pandemic on global and regional economies, travel, and economic activity; public adoption rates of COVID-19 vaccines, including booster shots, and their effectiveness against emerging variants of COVID-19, such as the Delta and Omicron variants, and the pace of recovery when the COVID-19 pandemic subsides; increased direct and indirect competition, changes in government regulations or accounting rules; changes in local, national and global real estate conditions; declines in the lodging industry; seasonality of the lodging industry; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks or fear of hostilities that affect travel and epidemics and/or pandemics, including COVID-19; the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms; changes in interest rates; access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt; the Company’s ability to identify suitable acquisitions; the Company’s ability to close on identified acquisitions and integrate those businesses; and inaccuracies of the Company’s accounting estimates. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2021, that will be filed on February 24, 2022, as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations ("FFO") in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income taxes, and unrealized gains and loss related to interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the years ended December 31, 2021 and 2020, pro forma adjustments included the following acquired hotels:
•Hampton Inn & Suites Atlanta Midtown acquired in August 2021
•AC Hotel Boston Downtown acquired in October 2021
•Moxy Denver Cherry Creek acquired in December 2021

Pro forma adjustments: Sold hotels
For the years ended December 31, 2021 and 2020, pro forma adjustments included the following sold hotels:
•Residence Inn Houston Sugarland sold in December 2020
•Courtyard Houston Sugarland sold in January 2021
•Residence Inn Chicago Naperville sold in May 2021
•Residence Inn Indianapolis Fishers sold in May 2021
•Fairfield Inn & Suites Chicago Southeast Hammond sold in July 2021
•Residence Inn Chicago Southeast Hammond sold in August 2021
•Courtyard Chicago Southeast Hammond sold in August 2021
•Embassy Suites Secaucus-Meadowlands ground lease expired in October 2021
•DoubleTree Hotel Metropolitan New York City sold in December 2021

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	December 31, 2021	December 31, 2020
Assets
Investment in hotel properties, net	$4,219,116	$4,486,416
Investment in unconsolidated joint ventures	6,522	6,798
Cash and cash equivalents	665,341	899,813
Restricted cash reserves	48,528	34,977
Hotel and other receivables, net of allowance of $274 and $292, respectively	31,091	13,346
Lease right-of-use assets	144,988	142,989
Prepaid expense and other assets	33,390	32,833
Total assets	$5,148,976	$5,617,172
Liabilities and Equity
Debt, net	$2,409,438	$2,587,731
Accounts payable and other liabilities	155,136	172,325
Advance deposits and deferred revenue	20,047	32,177
Lease liabilities	123,031	122,593
Accrued interest	19,110	6,206
Distributions payable	8,347	8,752
Total liabilities	2,735,109	2,929,784
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at December 31, 2021 and 2020	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 166,503,062 and 165,002,752 shares issued and outstanding at December 31, 2021 and 2020, respectively	1,665	1,650
Additional paid-in capital	3,092,883	3,077,142
Accumulated other comprehensive loss	(17,113)	(69,050)
Distributions in excess of net earnings	(1,046,739)	(710,161)
Total shareholders’ equity	2,397,632	2,666,517
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	9,919	13,002
Noncontrolling interest in the Operating Partnership	6,316	7,869
Total noncontrolling interest	16,235	20,871
Total equity	2,413,867	2,687,388
Total liabilities and equity	$5,148,976	$5,617,172

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Revenues
Operating revenues
Room revenue	$198,476	$78,464	$667,853	$397,754
Food and beverage revenue	22,756	4,514	58,994	40,384
Other revenue	16,857	8,104	58,817	34,949
Total revenues	238,089	91,082	785,664	473,087
Expenses
Operating expenses
Room expense	53,089	25,473	177,365	124,063
Food and beverage expense	15,949	3,872	41,790	35,220
Management and franchise fee expense	19,060	3,110	53,276	21,057
Other operating expense	65,490	42,928	239,092	211,216
Total property operating expenses	153,588	75,383	511,523	391,556
Depreciation and amortization	46,855	47,391	187,778	194,168
Impairment losses	—	—	144,845	—
Property tax, insurance and other	23,433	24,114	88,852	103,470
General and administrative	11,962	8,387	47,526	41,141
Transaction costs	(7)	(72)	94	(158)
Total operating expenses	235,831	155,203	980,618	730,177
Other income (expense), net	965	748	(7,614)	1,941
Interest income	170	408	996	4,237
Interest expense	(25,172)	(26,578)	(106,366)	(100,169)
(Loss) gain on sale of hotel properties, net	(5,511)	2,218	(2,378)	2,703
Gain on extinguishment of indebtedness, net	—	—	893	—
(Loss) before equity in loss from unconsolidated joint ventures	(27,290)	(87,325)	(309,423)	(348,378)
Equity in loss from unconsolidated joint ventures	(7)	(258)	(477)	(8,454)
(Loss) before income tax (expense)	(27,297)	(87,583)	(309,900)	(356,832)
Income tax (expense)	(634)	(305)	(1,188)	(51,970)
Net (loss)	(27,931)	(87,888)	(311,088)	(408,802)
Net loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	58	511	4,384	2,327
Noncontrolling interest in the Operating Partnership	145	435	1,536	2,034
Net (loss) attributable to RLJ	(27,728)	(86,942)	(305,168)	(404,441)
Preferred dividends	(6,279)	(6,279)	(25,115)	(25,115)
Net (loss) attributable to common shareholders	$(34,007)	$(93,221)	$(330,283)	$(429,556)
Basic per common share data:
Net (loss) per share attributable to common shareholders	$(0.21)	$(0.57)	$(2.01)	$(2.61)
Weighted-average number of common shares	164,099,763	163,729,671	163,998,390	164,503,661
Diluted per common share data:
Net (loss) per share attributable to common shareholders	$(0.21)	$(0.57)	$(2.01)	$(2.61)
Weighted-average number of common shares	164,099,763	163,729,671	163,998,390	164,503,661

Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Net loss	$(27,931)	$(87,888)	$(311,088)	$(408,802)
Preferred dividends	(6,279)	(6,279)	(25,115)	(25,115)
Depreciation and amortization	46,855	47,391	187,778	194,168
Impairment losses	—	—	144,845	—
Loss (gain) on sale of hotel properties, net	5,511	(2,218)	2,378	(2,703)
Noncontrolling interest in consolidated joint ventures	58	511	4,384	2,327
Adjustments related to consolidated joint ventures (1)	(154)	(75)	(2,780)	(298)
Adjustments related to unconsolidated joint ventures (2)	292	308	1,168	8,299
FFO	18,352	(48,250)	1,570	(232,124)
Transaction costs	(7)	(72)	94	(158)
Gain on extinguishment of indebtedness, net	—	—	(893)	—
Amortization of share-based compensation	4,289	2,983	17,054	12,200
Non-cash income tax expense	(40)	39	(40)	51,486
Unrealized gain on discontinued cash flow hedges	—	(358)	—	(376)
Corporate and property-level severance (3)	—	463	904	8,653
Derivative losses in accumulated other comprehensive loss reclassified to earnings (4)	—	—	10,658	—
Other (income) expenses (5)	(34)	(381)	2,086	(1,125)
Adjusted FFO	$22,560	$(45,576)	$31,433	$(161,444)

Adjusted FFO per common share and unit-basic	$0.14	$(0.28)	$0.19	$(0.98)
Adjusted FFO per common share and unit-diluted	$0.14	$(0.28)	$0.19	$(0.98)

Basic weighted-average common shares and units outstanding (6)	164,872	164,502	164,771	165,276
Diluted weighted-average common shares and units outstanding (6)	165,277	164,502	165,199	165,276

Note:
(1) Includes depreciation and amortization expense, impairment loss and loss on sale of hotel allocated to the noncontrolling interest in the consolidated joint ventures.
(2) Includes our ownership interest in the depreciation and amortization expense and impairment loss of the unconsolidated joint ventures.
(3) The year ended December 31, 2021 includes severance for associates at hotels operating under collective bargaining agreements. The year ended December 31, 2020 includes $6.7 million related to severance for associates at our New York City hotels operating under collective bargaining agreements.
(4) Reclassification of unrealized losses from accumulated other comprehensive loss due to the termination of certain interest rate swap agreements that were previously designated against debt that was repaid with proceeds from the issuance of our 2026 Senior Notes.
(5) Represents income and expenses outside of the normal course of operations including debt modification costs, legal and other costs, and hurricane-related costs that were not reimbursed by insurance. Other income for the year ended December 31, 2020 includes a benefit of $1.8 million due to the reversal of an excess accrued liability related to a labor matter.
(6) Includes 0.8 million weighted-average operating partnership units for the three months and years ended December 31, 2021 and 2020, respectively.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Net loss	$(27,931)	$(87,888)	$(311,088)	$(408,802)
Depreciation and amortization	46,855	47,391	187,778	194,168
Interest expense, net	25,002	26,170	105,370	95,932
Income tax expense	634	305	1,188	51,970
Adjustments related to unconsolidated joint ventures (1)	408	414	1,633	2,237
EBITDA	44,968	(13,608)	(15,119)	(64,495)
Loss (gain) on sale of hotel properties, net	5,511	(2,218)	2,378	(2,703)
Impairment losses	—	—	144,845	—
Impairment loss of unconsolidated joint ventures (2)	—	13	—	6,546
EBITDAre	50,479	(15,813)	132,104	(60,652)
Transaction costs	(7)	(72)	94	(158)
Gain on extinguishment of indebtedness, net	—	—	(893)	—
Amortization of share-based compensation	4,289	2,983	17,054	12,200
Corporate and property-level severance (3)	—	463	904	8,653
Derivative losses in accumulated other comprehensive loss reclassified to earnings (4)	—	—	10,658	—
Other (income) expenses (5)	(34)	(381)	2,086	(1,125)
Adjusted EBITDA	54,727	(12,820)	162,007	(41,082)
General and administrative (6)	7,673	5,404	30,472	28,941
Other corporate adjustments (7)	(360)	54	(784)	682
Consolidated Hotel EBITDA	62,040	(7,362)	191,695	(11,459)
Pro forma adjustments - loss from sold hotels	1,982	3,772	8,745	17,767
Pro forma adjustments - income (loss) from acquired hotels	760	(357)	3,636	(1,356)
Pro forma Hotel EBITDA	$64,782	$(3,947)	$204,076	$4,952

Note:
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(2) Includes our ownership interest in the impairment loss of one of our unconsolidated joint ventures.
(3) The year ended December 31, 2021 includes severance for associates at hotels operating under collective bargaining agreements. The year ended December 31, 2020 includes $6.7 million related to severance for associates at our New York City hotels operating under collective bargaining agreements.
(4) Reclassification of unrealized losses from accumulated other comprehensive loss due to the termination of certain interest rate swap agreements that were previously designated against debt that was repaid with proceeds from the issuance of our 2026 Senior Notes.
(5) Represents income and expenses outside of the normal course of operations including debt modification costs, legal and other costs, and hurricane-related costs that were not reimbursed by insurance. Other income for the year ended December 31, 2020 includes a benefit of $1.8 million due to the reversal of an excess accrued liability related to a labor matter.
(6) Excludes amortization of share-based compensation costs reflected in Adjusted EBITDA.
(7) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Total revenue	$238,089	$91,082	$785,664	$473,087
Pro forma adjustments - revenue from sold hotels	(426)	(2,985)	(10,781)	(21,863)
Pro forma adjustments - revenue from prior ownership of acquired hotels	2,658	1,532	15,368	7,635
Other corporate adjustments / non-hotel revenue	(14)	(15)	(63)	(52)
Pro forma Hotel Revenue	$240,307	$89,614	$790,188	$458,807

Pro forma Hotel EBITDA	$64,782	$(3,947)	$204,076	$4,952

Pro forma Hotel EBITDA Margin	27.0%	(4.4)%	25.8%	1.1%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of December 31, 2021 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 7 hotels	3	Apr 2024	Floating	3.30%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	2.53%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	2.84%	85,000
Weighted-Average / Mortgage Total				3.13%	$406,000

Corporate Debt
Revolver (4)	4	May 2025	Floating	3.53%	$200,000
$150 Million Term Loan Maturing 2024	2	Jun 2024	Floating	4.18%	100,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating	4.73%	52,261
$400 Million Term Loan Maturing 2024	5	Jan 2024	Floating	4.73%	151,683
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating	4.72%	41,745
$225 Million Term Loan Maturing 2024	5	Jan 2024	Floating	4.72%	72,973
$400 Million Term Loan Maturing 2025	5	May 2025	Floating	4.45%	400,000
$500 Million Senior Notes due 2026	5	Jul 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	Sep 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				4.10%	$2,018,662

Weighted-Average / Gross Debt				3.94%	$2,424,662

Note:
(1) The floating interest rate is hedged with an interest rate swap.
(2) Interest rates as of December 31, 2021.
(3) Excludes the impact of deferred financing costs.
(4) As of December 31, 2021, there was $400.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually. In February 2022, the Company repaid the remaining $200.0 million outstanding on its Revolver and currently has $600.0 million of available capacity.